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                                                                   EX-99.B(g)(3)

                    FUNDS TRUST SECURITIES LENDING AGREEMENT

                                    EXHIBIT A

                        FUNDS OF WELLS FARGO FUNDS TRUST

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   Colorado Tax-Free Fund
5.   Diversified Bond Fund
6.   Diversified Equity Fund
7.   Diversified Small Cap Fund
8.   Equity Income Fund
9.   Equity Index Fund
10.  Equity Value Fund
11.  Growth Balanced Fund
12.  Growth Equity Fund
13.  Growth Fund
14.  High Yield Bond Fund
15.  Income Fund
16.  Income Plus Fund
17.  Index Allocation Fund
18.  Index Fund
19.  Inflation-Protected Bond Fund
20.  Intermediate Government Income Fund
21.  International Equity Fund
22.  Large Cap Appreciation Fund
23.  Large Company Growth Fund
24.  Limited Term Government Income Fund
25.  Mid Cap Growth Fund
26.  Minnesota Tax-Free Fund
27.  Moderate Balanced Fund
28.  Montgomery Emerging Markets Focus Fund
29.  Montgomery Institutional Emerging Markets Fund
30.  Montgomery Short Duration Government Bond Fund
31.  Montgomery Small Cap Fund
32.  Montgomery Total Return Bond Fund
33.  National Limited Term Tax-Free Fund
34.  National Tax-Free Fund
35.  Nebraska Tax-Free Fund
36.  OTC Growth Fund
37.  Outlook Today Fund
38.  Outlook 2010 Fund
39.  Outlook 2020 Fund
40.  Outlook 2030 Fund
41.  Outlook 2040 Fund
42.  SIFE Specialized Financial Services Fund
43.  Small Cap Growth Fund
44.  Small Cap Opportunities Fund
45.  Small Company Growth Fund

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46.  Small Company Value Fund
47.  Specialized Health Sciences Fund
48.  Specialized Technology Fund
49.  Stable Income Fund
50.  Strategic Growth Allocation Fund
51.  Strategic Income Fund
52.  Tactical Maturity Bond Fund
53.  WealthBuilder Growth and Income Portfolio
54.  WealthBuilder Growth Balanced Portfolio
55.  WealthBuilder Growth Portfolio

     Approved by Board of Trustees: October 24, 2000, December 18, 2000, February 6, 2001, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001, December 23, 2001, May 7, 2002, August 6, 2002, November 5, 2002,
     and December 18, 2002.

     Most Recent Annual Approval Date: August 6, 2002.